THE VICTORY PORTFOLIOS
                                   GROWTH FUND

                         SPECIAL MEETING OF SHAREHOLDERS
                             SCHEDULED TO BE HELD ON
                                 January 5, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of The Victory Portfolios, on behalf of the Growth Fund, for use at the special meeting of shareholders ("Special Meeting") to be held at the offices of the Trust, 3435 Stelzer Road, Columbus, Ohio on January 5, 2005 at 10:00 a.m. The undersigned hereby appoints Anne Dombrowski and Christopher Dyer, each of them with full power of substitution, as proxies of the undersigned to vote at the above stated Special Meeting and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the proposal indicated below:

IF THIS PROXY CARD IS RETURNED, AND NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THE MATTER PRESENTED. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL.


      1. To approve an agreement and plan of reorganization providing for the transfer of all assets of the Growth Fund to the Diversified Stock Fund, as more fully described in the prospectus/proxy statement dated November 12, 2004, together with each and every transaction contemplated thereby.


               FOR            AGAINST          ABSTAIN

               [  ]            [  ]              [  ]

2. To transact such other business as may properly come before the meeting, or any adjournments.

Please sign exactly as your name appears on this card. When an account is held by joint tenants, all should sign. When signing as executor, administrator, trustee or guardian, please give title. If a corporation or partnership, indicate the entity's name and sign as an authorized person.


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Signature                 (Date) Signature                            (Date)
(Please sign within box)         (Please sign within box)